EESA §111(b)(4) Certification Following First Fiscal Year

I, Mary B. Halsey, certify, based on my knowledge, that:

(i)           The compensation committee of Cecil Bancorp, Inc., Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Cecil Bancorp, Inc;

(ii)           The compensation committee of Cecil Bancorp, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Cecil Bancorp, Inc. and has identified any features of the employee compensation plans that pose risks to the Company and has limited those features to ensure that Cecil Bancorp, Inc. is not unnecessarily exposed to risks;

(iii)           The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified the features of the plan that could encourage the manipulation of reported earnings of Cecil Bancorp, Inc. to enhance the compensation of an employee and has limited any such features;

(iv)           The compensation committee of Cecil Bancorp, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)           The compensation committee of Cecil Bancorp, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Cecil Bancorp, Inc.;

(B)	Employee compensation plans that unnecessarily expose Cecil Bancorp, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Cecil Bancorp, Inc. to enhance the compensation of an employee;

(vi)           Cecil Bancorp, Inc. has required that bonus payments to SEOs and any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments),  be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)           Cecil Bancorp, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)           Cecil Bancorp, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix)           The board of directors of Cecil Bancorp, Inc.  and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to this policy, require approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)           Cecil Bancorp, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi)           Cecil Bancorp, Inc.  will disclose the amount, nature, and justification for the offering during any part of the most recently completed fiscal year that was a TARP period, any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii);

(xii)           Cecil Bancorp, Inc. will disclose whether Cecil Bancorp, Inc., the board of directors of the Company, or the compensation committee of Cecil Bancorp, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)           Cecil Bancorp, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv)           Cecil Bancorp, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Cecil Bancorp, Inc. and Treasury, including any amendments;

(xv)           Cecil Bancorp, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)           I understand that a knowing and willful false or fraudulent statement made in connection with this certification maybe punished by fine, imprisonment, or both.  [See, for example, 18 U.S.C. 1001]

By:	/s/ Mary B. Halsey
Mary B. Halsey
Principal Executive Officer

EESA §111(b)(4) Certification Following First Fiscal Year

I, R. Lee Whitehead, certify, based on my knowledge, that:

(i)           The compensation committee of Cecil Bancorp, Inc., Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Cecil Bancorp, Inc;

(ii)           The compensation committee of Cecil Bancorp, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Cecil Bancorp, Inc. and has identified any features of the employee compensation plans that pose risks to the Company and has limited those features to ensure that Cecil Bancorp, Inc. is not unnecessarily exposed to risks;

(iii)           The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified the features of the plan that could encourage the manipulation of reported earnings of Cecil Bancorp, Inc. to enhance the compensation of an employee and has limited any such features;

(iv)           The compensation committee of Cecil Bancorp, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)           The compensation committee of Cecil Bancorp, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Cecil Bancorp, Inc.;

(B)	Employee compensation plans that unnecessarily expose Cecil Bancorp, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Cecil Bancorp, Inc. to enhance the compensation of an employee;

(vi)           Cecil Bancorp, Inc. has required that bonus payments to SEOs and any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments),  be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)           Cecil Bancorp, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next  five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)           Cecil Bancorp, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix)           The board of directors of Cecil Bancorp, Inc.  and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to this policy, require approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)           Cecil Bancorp, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi)           Cecil Bancorp, Inc.  will disclose the amount, nature, and justification for the offering during any part of the most recently completed fiscal year that was a TARP period, any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii);

(xii)           Cecil Bancorp, Inc. will disclose whether Cecil Bancorp, Inc., the board of directors of the Company, or the compensation committee of Cecil Bancorp, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)           Cecil Bancorp, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv)           Cecil Bancorp, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Cecil Bancorp, Inc. and Treasury, including any amendments;

(xv)           Cecil Bancorp, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)           I understand that a knowing and willful false or fraudulent statement made in connection with this certification maybe punished by fine, imprisonment, or both.  [See, for example, 18 U.S.C. 1001]

By:	Robert Lee Whitehead
R. Lee Whitehead
Principal Financial Officer